UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNKTQ(1)	N/A(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

(1) On September 6, 2023, New York Stock Exchange (“NYSE”) Regulation filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist the ordinary shares of Mallinckrodt plc (“ordinary shares”) from NYSE American LLC. The delisting was effective on September 16, 2023. The deregistration of the ordinary shares under Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25, at which point the ordinary shares will be deemed registered under Section 12(g) of the Exchange Act. The ordinary shares began trading in the market for unlisted securities on August 29, 2023 under the symbol “MNKTQ.”

Explanatory Note

As previously disclosed, on August 28, 2023, Mallinckrodt plc (hereinafter “Mallinckrodt” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) with a prepackaged chapter 11 plan as contemplated by the Restructuring Support Agreement, dated as of August 23, 2023 (the “RSA”), by and among the Company and certain of its subsidiaries, certain creditors and the Opioid Master Disbursement Trust II (the “Trust”). On September 29, 2023, the Debtors filed the First Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates (as may be amended or supplemented from time to time in accordance with its terms, the “Plan”) in the Chapter 11 Cases in the Bankruptcy Court. Subsequently, on October 10, 2023, the Bankruptcy Court entered an order confirming the Plan.

Also as previously disclosed, and as contemplated by the RSA, on September 20, 2023, the Company’s directors presented a petition before the High Court of Ireland (the “Irish High Court”) seeking the appointment of an examiner to the Company, thereby commencing examinership proceedings with respect to the Company in Ireland. On the same date, the Irish High Court made an order appointing Michael McAteer of Grant Thornton Ireland LLP as examiner of the Company (the “Examiner”) on an interim basis, which appointment was subsequently confirmed by an order of the Irish High Court made on October 2, 2023. Subsequently, on November 10, 2023, the Irish High Court made an order pursuant to Section 541 of the Companies Act 2014 of Ireland (the “Order”) confirming a scheme of arrangement proposed by the Examiner between the Company, its shareholders and certain of its creditors, which is based on and consistent in all respects with the Plan (the “Scheme of Arrangement”). The Order also provided that the Scheme of Arrangement would become effective on the same date that the Plan becomes effective. At such time, the Scheme of Arrangement would become binding on the Company, its creditors and members as a matter of the laws of Ireland, the examinership proceedings would conclude, and the Company would cease to be under the protection of the Irish High Court.

On November 14, 2023 (the “Effective Date”), the Plan and the Scheme of Arrangement became effective and the Debtors emerged from the Chapter 11 Cases and the Company emerged from the Irish examinership proceedings.

Additionally, on the Effective Date, the Company issued a press release announcing the consummation of the Plan and the emergence from the Chapter 11 Cases and the Irish examinership proceedings. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 1.01.	Entry into a Material Definitive Agreement.

Contingent Value Right Agreement

On the Effective Date and pursuant to the Plan, the Company entered into a contingent value right agreement (the “CVR Agreement”) with the Trust. Pursuant to the terms of the CVR Agreement, the Company issued 1,036,649 contingent value rights (the “CVRs”) to the Trust, which CVRs entitle the Trust to receive from the Company, when exercised, an amount in cash equal to (a) the Market Price (as defined in the CVR Agreement) of one new ordinary share (the “New Common Equity”) of the Company (subject to adjustment as described in the CVR Agreement) at the time of exercise less (b) $99.36 (subject to adjustment as described in the CVR Agreement) (the “Cash Payment”), subject to the right of the Company to, at its option but subject to certain conditions, issue New Common Equity to the Trust in lieu of making some or all of the Cash Payment due upon exercise in accordance with the terms of the CVR Agreement (an “Equity Settlement”).

Each CVR is exercisable, in whole or in part, at any time and from time to time beginning on the Effective Date and ending at 5:02 p.m., New York City time, on November 14, 2027 (the “Expiration Date”), subject to certain exceptions. At 5:01 p.m., New York City time, on the Expiration Date, any unexercised CVRs will be deemed to be automatically exercised by the Trust in accordance with the terms of the CVR Agreement.

In the event the Company consummates a Fundamental Transaction (as defined in the CVR Agreement) at any time after the Effective Date while the CVRs remain outstanding and unexpired in whole or in part, each CVR will be automatically canceled effective upon the date of consummation of such Fundamental Transaction for no consideration, except in the case of a Fundamental Transaction in which (i) the counterparty is an affiliate of the Company or (ii) no customary, competitive sale process was conducted, in which case the Trust will be entitled to a potential payment in connection with such cancelation.

Pursuant to the terms of the CVR Agreement, the Trust shall be entitled to certain information rights substantially similar to those of the Information Rights Holders (as defined below).

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date and pursuant to the Plan, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain owners of New Common Equity (any owner of New Common Equity, a “Company Shareholder”). Pursuant to the terms of the Registration Rights Agreement, following an initial public offering, any Company Shareholder that owns 1% or more of the New Common Equity (calculated in accordance with the Registration Rights Agreement) shall have customary “piggyback” registration rights. In addition, 180 days following an initial public offering, any Company Shareholder owning at least 15% of the New Common Equity (calculated in accordance with the Registration Rights Agreement) shall have the right to initiate up to three (3) demand registrations each, subject to customary exceptions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Information Rights Deed

On the Effective Date and pursuant to the Plan, the Company entered into a deed poll relating to the information rights members of the Company (the “Information Rights Deed”) for the benefit of each Company Shareholder that (i) has executed and delivered to the Company a confidentiality agreement substantially in the form appended thereto (each, a “Confidentiality Agreement”) and (ii) is not a person listed on a designated schedule to the Company’s New Articles of Association (as defined below) as a competitor (each, a “Company Competitor,” and such Company Shareholder, an “Information Rights Holder”).

Pursuant to the terms of the Information Rights Deed, the Company will provide each Information Rights Holder with (i) quarterly unaudited financial statements within 60 days following each quarter’s end and (ii) annual audited financial statements within 120 days following each fiscal year’s end (together, the “Financial Statements”). Upon the written request of an Information Rights Holder, the Company will also provide a copy of the register of members of the Company then in effect, regular updates on any process initiated under Article 43 of the Company’s New Articles of Association as well as any such additional information that an Information Rights Holder may reasonably request as required for regulatory, tax or compliance purposes. In addition, the Company will schedule a teleconference with all Information Rights Holders between five (5) and twenty (20) business days after the delivery of each Financial Statement to discuss the Company’s business, financial condition and financial performance, prospects, liquidity and capital resources. The foregoing information rights are subject to customary exceptions.

The foregoing description of the Information Rights Deed does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Information Rights Deed, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

New Takeback Debt

On the Effective Date and pursuant to the Plan, Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (“MCB” and, together with MIFSA, the “Issuers”), each of which is a subsidiary of the Company, (i) entered into a new senior secured first lien term loan facility with an aggregate principal amount of approximately $871.4 million (the “Takeback Term Loans”), consisting of approximately $229.4 million of “first-out” Takeback Term Loans (the “First-Out Takeback Term Loans”) and approximately $642.0 million of “second-out” Takeback Term Loans (the “Second-Out Takeback Term Loans”), pursuant to a credit agreement, dated as of the Effective Date (the “Credit Agreement”), by and among the Issuers, the Company, the lenders party thereto from time to time, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent (the “Collateral Agent”), and (ii) issued approximately $778.6 million in aggregate principal amount of “second-out” 14.750% senior secured first lien notes due 2028 (the “Takeback Notes” and, together with the Second-Out Takeback Term Loans, the “Second-Out Takeback Debt” and, together with the Takeback Term Loans, the “Takeback Debt”) pursuant to an indenture, dated as of the Effective Date (the “Indenture”), by and among the Issuers, the Guarantors (as defined below), Wilmington Savings Fund Society, FSB, as first lien trustee, and the Collateral Agent, as collateral agent.

All allowed claims (“DIP Claims”) under the Senior Secured Debtor-In-Possession Credit Agreement, dated as of September 8, 2023 (the “DIP Credit Agreement”), by and among the Company, MIFSA and MCB, as debtors and debtors-in-possession, the lenders from time to time party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as collateral agent, not otherwise satisfied in cash were converted on a dollar-for-dollar basis into First-Out Takeback Term Loans.

Each holder of an allowed claim related to the outstanding 10.00% first lien senior secured notes due 2025 issued by certain of the Company’s subsidiaries (the “2025 First Lien Senior Notes”) pursuant to the indenture, dated as of April 7, 2020, the outstanding 11.50% first lien senior secured notes due 2028 issued by certain of the Company’s subsidiaries (the “2028 First Lien Senior Notes”) pursuant to the indenture, dated as of June 16, 2022, or the first lien senior secured term loans due 2027 borrowed by certain of the Company’s subsidiaries pursuant to the credit agreement, dated as of June 16, 2022, by and among the Company, certain of its subsidiaries and the lenders party thereto, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Deutsche Bank AG New York Branch, as collateral agent (the “First Lien Term Loans” and, collectively with the 2025 First Lien Senior Notes and the 2028 First Lien Senior Notes, the “First Lien Debt”), elected to receive such Takeback Debt either in the form of Second-Out Takeback Term Loans or Takeback Notes.

All obligations of the Issuers under the Takeback Debt are unconditionally guaranteed, on a joint and several basis, by each of the obligors of the previously issued First Lien Debt, subject to certain limited exceptions (including the exclusion of Mallinckrodt Petten Holdings B.V.) (collectively, the “Guarantors”).

The Takeback Debt is secured by a first priority lien and security interest in substantially all collateral that secured the First Lien Debt and substantially all previously unencumbered property of the Issuers and the Guarantors, other than (i) any receivables or related assets transferred to, or constituting collateral for, the Amended ABL Credit Agreement, dated as of June 16, 2022, as amended on August 23, 2023, by and among ST US AR Finance LLC, the lenders party thereto, the L/C Issuers (as defined therein) party thereto and Barclays Bank plc, as administrative agent and collateral agent (the “Post-Petition A/R Facility”), (ii) the equity of ST US AR Finance LLC, the non-Debtor subsidiary of the Company that is the borrower under the Post-Petition A/R Facility, and (iii) certain other customary exceptions. The Takeback Debt is governed by the terms of a first lien intercreditor agreement, dated as of the Effective Date (the “Intercreditor Agreement”), by and among the Issuers, the Company, the other grantors from time to time party thereto, Acquiom Agency Services LLC, as Collateral Agent and as credit agreement authorized representative, Wilmington Savings Fund Society, FSB, as initial additional authorized representative, and each additional authorized representative from time to time party thereto. The First-Out Takeback Term Loans rank senior in waterfall priority to the Second-Out Takeback Term Loans and the Takeback Notes. The Second-Out Takeback Term Loans rank pari passu in waterfall priority to the Takeback Notes.

The First-Out Takeback Term Loans mature on November 14, 2028 and bear interest at a rate equal to SOFR plus 7.50% per annum, subject to a SOFR floor of 4.50%, or in the case of an ABR Loan (as defined in the Credit Agreement), ABR (as defined in the Credit Agreement) plus 6.50% per annum, and amortize quarterly on the last day of each March, June, September and December of each year, at a rate of 1.00% per annum, commencing December 29, 2023. The Second-Out Takeback Term Loans mature on November 14, 2028 and bear interest at a rate equal to SOFR plus 9.50% per annum, subject to a SOFR floor of 4.50%, or in the case of an ABR Loan, ABR plus 8.50% per annum, and amortize quarterly on the last day of each March, June, September and December of each year, at a rate of 1.00% per annum, commencing December 29, 2023. The Takeback Notes mature on November 14, 2028 and bear interest at a rate equal to 14.750% payable semi-annually in arrears on each May 15 and November 15, commencing May 15, 2024.

The Credit Agreement contains certain customary affirmative and negative covenants, representations and warranties and events of default (including as a result of a change of control), subject in certain cases to customary grace and cure periods. The occurrence of an event of default under the Credit Agreement could result in the acceleration of all outstanding borrowings under the Takeback Term Loans and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The Indenture contains certain customary affirmative and negative covenants and events of default (including as a result of a change of control), subject in certain cases to customary grace and cure periods. The occurrence of an event of default under the Indenture could result in the acceleration of the Takeback Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The Takeback Debt is subject to (i) mandatory prepayment or redemption, as applicable, with the net proceeds of certain asset sales and recovery events, subject to customary exceptions, at a prepayment price equal to 100% of the principal amount thereof plus a make-whole premium and accrued and unpaid interest, and (ii) mandatory prepayment or repurchase (at the option of each lender thereunder) with 50% of excess cash flow at a prepayment price equal to 100% of the principal amount thereof plus accrued and unpaid interest.

The foregoing summary of the Takeback Debt does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Indenture and the form of Intercreditor Agreement, which are filed as Exhibits 10.4, 4.1 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

Restructuring Support Agreement

On the Effective Date, the RSA was automatically terminated pursuant to its terms.

Equity Interests

Pursuant to the Plan and the Scheme of Arrangement, on the Effective Date, all of the existing ordinary shares of the Company and all rights attaching or relating thereto were cancelled and such equity interests were deemed to have no further force or effect.

Debt Instruments

First Lien Debt

Pursuant to the Plan and the Scheme of Arrangement, on the Effective Date, each holder of an allowed claim related to the First Lien Debt received its pro rata share of (A) 92.3% of the New Common Equity (subject to dilution from equity reserved under the post-emergence management incentive plan (the “MIP”) and the CVRs, if equity settled) issued on the Effective Date; (B) cash in an amount sufficient to repay in full (x) the accrued and unpaid interest on the First Lien Term Loans in the case of any holder of First Lien Term Loans, (y) the accrued and unpaid interest on the 2025 First Lien Senior Notes in the case of any holder of 2025 First Lien Senior Notes, and (z) the accrued and unpaid interest on the 2028 First Lien Senior Notes in the case of any holder of 2028 First Lien Senior Notes; and (C) the Second-Out Takeback Debt in satisfaction thereof. Furthermore, on the Effective Date, the Debtors paid in cash certain outstanding fees, expenses and costs of the agents and trustees related to the First Lien Debt. As a result of the satisfaction of the First Lien Debt pursuant to the Plan and the Scheme of Arrangement, the Company and its subsidiaries terminated the 2025 First Lien Senior Notes and the indenture related thereto, the 2028 First Lien Senior Notes and the indenture related thereto, and the First Lien Term Loans and the credit agreement related thereto.

Second Lien Notes

Pursuant to the Plan and the Scheme of Arrangement, on the Effective Date, each holder of an allowed claim related to the outstanding 10.00% second lien senior secured notes due 2025 issued by certain of the Company’s subsidiaries and the outstanding 10.00% second lien senior secured notes due 2029 issued by certain of the Company’s subsidiaries (together, the “Second Lien Notes”) received its pro rata share of 7.7% of the New Common Equity (subject to dilution from equity reserved under the MIP and the CVRs, if equity settled) in satisfaction thereof. Furthermore, on the Effective Date, the Debtors paid in cash certain outstanding fees, expenses and costs of the agents and trustees related to the Second Lien Notes. As a result of the satisfaction of the Second Lien Notes pursuant to the Plan and the Scheme of Arrangement, the Company and its subsidiaries terminated the Second Lien Notes and the indentures related thereto.

DIP Facility Claims

Pursuant to the Plan and the Scheme of Arrangement, on the Effective Date, lenders holding DIP Claims received their pro rata share of a $50.6 million cash payment and the First-Out Takeback Term Loans in satisfaction thereof. As a result of the satisfaction of the DIP Claims pursuant to the Plan and the Scheme of Arrangement, the Company and its subsidiaries terminated the DIP Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The description of the First-Out Takeback Term Loans, the Second-Out Takeback Terms Loans and the Takeback Notes set forth under Item 1.01 above are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued 18,179,718 shares of New Common Equity to the holders of the First Lien Debt and 1,516,617 shares of New Company Equity to the holders of the Second Lien Notes in accordance with the Plan and the Scheme of Arrangement.

As of the Effective Date, there were 19,696,335 shares of New Common Equity issued and outstanding.

The shares of New Common Equity issued pursuant to the Plan were issued pursuant to the exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of certain securities under a plan of reorganization.

A maximum of 1,036,649 shares of New Common Equity are issuable upon exercise of the CVRs pursuant to the terms of the CVR Agreement (subject to adjustment as described in the CVR Agreement) in the event of an Equity Settlement. The Company may elect an Equity Settlement only if (i) the resale by the Trust of such shares would not require registration under the Securities Act, or such issuance or resale has been registered under the Securities Act (in the case the shares are “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act) and the resale is to be registered, pursuant to the terms of a registration rights agreement reasonably acceptable to the Company and the Trust) and (ii) such shares are not otherwise subject to contractual restrictions on transfer.

Item 3.03.	Material Modification to Rights of Security Holders.

Except as otherwise provided in the Plan and the Scheme of Arrangement, all notes, equity, agreements, instruments, certificates and other documents evidencing any security interest of Mallinckrodt were cancelled on the Effective Date. The securities cancelled on the Effective Date include all of the existing ordinary shares of Mallinckrodt. For further information, see the Explanatory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As discussed elsewhere in this Current Report, as of the Effective Date, all of the existing ordinary shares of Mallinckrodt were cancelled and, pursuant to the Plan and the Scheme of Arrangement, Mallinckrodt issued 92.3% and 7.7% of the New Common Equity to the holders of the First Lien Debt and the Second Lien Notes, respectively (in each case, subject to dilution from equity reserved under the MIP and the CVRs, if equity settled).

For further information, see the Explanatory Note and Items 1.01, 1.02, 3.02 and 5.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

All of the directors of the board of directors of Mallinckrodt (the “Board”) then serving, other than Sigurdur Olafsson, our President and Chief Executive Officer, resigned effective as of the Effective Date from their roles as directors of Mallinckrodt (and any committees of the Board thereof) (collectively, the “Director Resignations”), including: Paul M. Bisaro, Daniel Celentano, Riad El-Dada, Neal P. Goldman, Karen Ling, Dr. Woodrow Myers, Susan Silbermann and James R. Sulat.

None of the directors have resigned as a result of any disagreement with Mallinckrodt on any matter relating to its operations, policies or practices.

Appointment of Directors

On the Effective Date and immediately following the Director Resignations, the following individuals were appointed directors of Mallinckrodt: David Stetson and Jon Zinman (collectively, the “New Directors”).

•	David Stetson: Mr. Stetson is a seasoned executive with expertise in management, finance, mergers and acquisitions, restructuring, legal, corporate governance, and securities with insight into strategic applications of financing alternatives, formulation of business strategies, tactical coordination of operational activities and the ability to maximize strategic values and execute on appropriate solutions. Mr. Stetson currently serves as the executive chairman of Alpha Metallurgical Resources (NYSE:AMR) and previously served as its chief executive officer, chairman of the Board. Prior to this role, Mr. Stetson served as chairman of the board of directors and chief executive officer of both ANR, Inc. and Alpha Natural Resources Holdings, Inc. from July 2016 until the merger of these entities with Contura (now Alpha) in November 2018. Mr. Stetson has held a number of executive leadership positions in various industries, including chief executive officer, chief restructuring officer, general counsel and senior advisor including A.K. Kelly Technologies, Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company, and Lipari Energy Inc. Mr. Stetson earned a bachelor of science degree from Murray State University, a juris doctor degree from the Brandeis School of Law at the University of Louisville, and a master of business administration degree from the University of Notre Dame.

•	Jon Zinman. Mr. Zinman is a Managing Director on the Restructuring Team at Silver Point Capital. Mr. Zinman joined Silver Point Capital in 2019. Prior to joining Silver Point, Mr. Zinman was a Managing Director leading restructurings at Solus Alternative Asset Management, an investment advisor specializing in event-driven and distressed investments. Before Solus, he was an associate in Kirkland & Ellis’ restructuring practice. He received his J.D. and M.B.A. from the University of Michigan Law School and Stephen M. Ross School of Business as well as his B.A. from Duke University.

Additional directors and the chair of the Board will be appointed in accordance with the process described in Item 5.03 below under the heading “Size and Composition of the Board.”

Certain funds and accounts managed by Silver Point Capital, the current employer of Mr. Zinman, were holders of 2028 First Lien Senior Notes and First Lien Term Loans and Supporting First Lien Creditors under the RSA. Except as described in this Current Report on Form 8-K, there are no transactions between the New Directors, on the one hand, and Mallinckrodt, on the other hand, that would be reportable under Item 404(a) of Regulation S-K, and other than the Plan, no arrangements or understandings between the New Directors and any other persons pursuant to which the directors were selected to the Board.

Notice of Resignation of Chief Executive Officer

Mr. Olafsson provided written notice of his intention to resign as an employee effective on the 75th day following the Effective Date (the “Post-Emergence Resignation Date”). Mr. Olafsson’s notice of resignation was in accordance with the terms of the Amended and Restated Employment Agreement, dated February 22, 2023, by and between Mr. Olafsson and ST Shared Services LLC (“ST Shared Services”), an indirect subsidiary of the Company, as previously amended on June 22, 2023 and August 4, 2023 (as so amended, the “Employment Agreement”). The Company intends to enter into immediate discussions with Mr. Olafsson to explore a new mutually agreeable employment contract but there is no assurance that those conversations will result in Mr. Olafsson remaining with the Company past the Post-Emergence Resignation Date. To the extent Mr. Olafsson’s resignation becomes effective on the Post-Emergence Resignation Date, he will also cease to serve as a member of the Board and will be entitled to receive the severance payments and benefits set forth in his Employment Agreement consistent with a termination by the Company without cause or by Mr. Olafsson for good reason upon a change in control.

Termination of 2022 Stock Option and Equity Incentive Plan

As of the Effective Date, in connection with emergence and the cancellation of all the existing ordinary shares of Mallinckrodt described under Items 1.02 and 3.03, all outstanding equity-based awards under the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan (the “2022 Plan”) were automatically cancelled without consideration and the 2022 Plan was of no further force and effect with respect to any equity-based awards thereunder.

As of the Effective Date, securities were no longer offered under the 2022 Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Effective as of the Effective Date, and pursuant to the Scheme of Arrangement, the new memorandum and articles of association (together, the “New Articles of Association”) were adopted, which replaced and superseded the prior memorandum and articles of association (together, the “Prior Articles of Association”), respectively. Set forth below are the principal changes to the Prior Articles of Association, as reflected in the New Articles of Association.

Share Capitalization

The Prior Articles of Association provided that the authorized share capital of Mallinckrodt was US$10,000,000 and €40,000, divided into 500,000,000 ordinary shares, par value US$0.01 per share, 500,000,000 preferred shares, par value US$0.01 per share, and 40,000 ordinary A shares, par value €1.00 per share. The New Articles of Association provide that the authorized share capital of Mallinckrodt is US$5,000,000 and €25,000, divided into 500,000,000 ordinary shares, par value US$0.01 per share, and 25,000 ordinary A shares, par value €1.00 per share. The New Articles of Association do not provide for authorized preference shares, the creation of which will require (i) an ordinary resolution (supported by a simple majority of votes cast in person or by proxy at a general meeting) to increase the Company’s authorized share capital and create the preference shares and (ii) a special resolution (supported by more than 75% of votes cast in person or by proxy at a general meeting) to amend the Company’s New Articles of Association to set out the preference share rights. In addition, the directors will need to be authorized and empowered by the shareholders to issue any preference shares so created, free of statutory preemption rights, whether generally or in respect of a specific issuance, which will require (i) an allotment authority conferred by an ordinary resolution (supported by a simple majority of votes cast in person or by proxy at a general meeting) and (ii) a disapplication of statutory preemption rights by a special resolution (supported by more than 75% of votes cast in person or by proxy at a general meeting).

Size and Composition of the Board

The Prior Articles of Association provided that the number of directors shall not be less than two (2) nor more than 15. The New Articles of Association provide that the number of directors shall be seven (7); provided that the Company may from time to time by special resolution increase or decrease the maximum number of directors.

The New Articles of Association provide that the Board shall consist of the following:

•	the Chief Executive Officer of the Company;

•	one (1) director (the “1L AHG Steering Committee Director”) designated by the Company Shareholder holding the largest number of issued and outstanding shares of New Common Equity (calculated on a fully-diluted basis and excluding equity to be issued under the MIP and the CVRs) on the Ad Hoc First Lien Group Steering Committee (as defined in the Plan), which Company Shareholder shall have the sole right to remove and replace such 1L AHG Steering Committee Director in accordance with the terms of the New Articles of Association for so long as such Company Shareholder continues to hold at least 5% of the New Common Equity of the Company (calculated on a fully-diluted basis and excluding equity to be issued under the MIP and the CVRs);

•	one (1) director (the “Crossover AHG Steering Committee Director” and, together with the 1L AHG Steering Committee Director, the “Designated Directors”) designated by the Ad Hoc Crossover Group Steering Committee (as defined in the Plan), which Ad Hoc Crossover Group Steering Committee shall have the sole right to remove and replace such Crossover AHG Steering Committee Director in accordance with the terms of the New Articles of Association for so long as at least one Company Shareholder in the Ad Hoc Crossover Group Steering Committee holds at least 5% of the New Common Equity of the Company (calculated on a fully-diluted basis and excluding equity to be issued under the MIP and the CVRs); and

•	up to four (4) directors who qualify as “independent directors” under the listing requirements of the New York Stock Exchange, to be designated by a nominating and selection committee (the “Nominating and Selection Committee”) comprised of members of the Ad Hoc First Lien Group Steering Committee, the Ad Hoc Crossover Group Steering Committee and the Ad Hoc 2025 Noteholder Group (as defined in the Plan).

The New Articles of Association provide that the chair of the Board will be determined by the Nominating and Selection Committee. In the event that the Nominating and Selection Committee ceases to exist, any replacement of the chair will be determined by a majority of the Board.

Subject to customary exclusions for affiliated transactions, the New Articles of Association provide that committees of the Board will be appointed by a majority of the Board and will include in all cases the Designated Directors unless any Designated Director(s) declines, in his or her sole discretion, to serve on any such committee.

Board Observer

With respect to each of the Ad Hoc First Lien Group Steering Committee and the Ad Hoc Crossover Group Steering Committee (each, a “Designating Committee”), the New Articles of Association provide that the Company Shareholder holding the largest number of issued and outstanding shares of New Common Equity as of the Effective Date (calculated on a fully-diluted basis and excluding equity to be issued under the MIP and the CVRs) in each Designating Committee shall, subject to customary restrictions (including confidentiality obligations and recusal provisions), be entitled to designate one (1) representative as a non-voting observer to the Board for so long as such Company Shareholder holds at least 5% of the issued and outstanding New Common Equity (calculated on a fully-diluted basis and excluding equity to be issued under the MIP and the CVRs).

Preemptive Rights

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where securities are to be issued for cash unless an opt-out has been approved by a shareholder resolution (requiring the support of at least 75% of votes cast) or in a company’s constitution. The New Articles of Association provide for such opt-out and pro rata preemptive rights are suspended for five (5) years after the Effective Date such that during the initial five (5)-year period, only Company Shareholder(s) owning, individually in the case of a Company Shareholder, or collectively in the case of any group of affiliated Company Shareholders (including Company Shareholder entities that share the same investment manager), at least 1% of the New Common Equity (excluding equity to be issued under the MIP and the CVRs) will have the right to participate in issuances of securities for cash of the Company, subject to certain exceptions and rights of oversubscription as described in the New Articles of Association. Thereafter, all Company Shareholders have a pro rata right to participate in issuances of securities for cash of the Company, subject to certain exceptions and rights of oversubscription as described in the New Articles of Association.

Drag-Along Rights

Subject to customary exceptions, the New Articles of Association provide that if any Company Shareholder owning, or group of Company Shareholders collectively owning, more than 50% of the issued and outstanding New Common Equity (excluding equity to be issued under the MIP and the CVRs) (the “Selling Shareholders”) agree to sell all of their New Common Equity to an unaffiliated third party, the Selling Shareholders shall, subject to Irish law, have the right to effect a sale of the Company through (a) a sale of all or substantially all of the assets of the Company and its subsidiaries or (b) a sale of more than 50% of the issued and outstanding New Common Equity (any such sale transaction, a “Drag-Along Sale”) without the approval of the other Company Shareholders and shall have the right to require all other Company Shareholders (the “Dragged Shareholders”) to, among other things, (i) sell all of their New Common Equity (including equity to be issued under the MIP and the CVRs) in such Drag-Along Sale; (ii) vote such Dragged Shareholders’ New Common Equity, whether by proxy, voting agreement or otherwise, in favor of the Drag-Along Sale and not raise any objection thereto; (iii) (A) enter into agreements with the purchaser in the Drag-Along Sale on terms and conditions substantially identical to those applicable to the Selling Shareholders, and to obtain any required consents applicable to such Dragged Shareholders and (B) agree to the same covenants, indemnities (pro rata with respect to Company matters) and agreements (other than non-competition commitments) as made by the Selling Shareholders; provided, however, that any indemnity and participation in any escrow to be provided in a Drag-Along Sale shall be pro rata and the aggregate amount of liability for each Dragged Shareholder to an acquirer under any indemnity and any escrow to be provided by a Dragged Shareholder in a Drag-Along Sale shall not exceed the amount of gross proceeds payable to such Dragged Shareholder in connection with such Drag-Along Sale (other than, in the case of an indemnity, on account of such Dragged Shareholder’s own fraud); (iv) make certain customary representations and warranties, on a several and not joint basis, as described in the New Articles of Association; (v) waive and refrain from exercising any appraisal, dissenters or similar rights; (vi) not assert any claim against the Company, any member of the Board or any committee thereof or any other Company Shareholder or any of its affiliates in connection with the Drag-Along Sale; (vii) if required by the Selling Shareholders, elect, and agree to reimburse and indemnify (subject to a customary cap and customary limitations), a shareholder representative designated by the Selling Shareholders in connection with a Drag-Along Sale; and (viii) take any and all reasonably necessary actions in furtherance of the consummation of the Drag-Along Sale; provided that the consideration to be received by the Dragged Shareholders shall, subject to management rollover opportunities, be on the same terms, the same per share consideration and in the same form as the consideration received by the Selling Shareholders.

Tag-Along Rights

Subject to customary exceptions, the New Articles of Association provide that if one or more Company Shareholders (the “Transferring Shareholder(s)”) desires to sell more than 50% of the issued and outstanding New Common Equity (excluding equity to be issued under the MIP and the CVRs) to any unaffiliated third party in any transaction (or series of related transactions) (a “Tag-Along Transaction”), the other Company Shareholder(s) will have customary tag-along rights to participate in such Tag-Along Transaction on a pro rata basis (any such participating Shareholder(s), the “Tagging Holders”); provided that such tag-along rights shall, subject to management rollover opportunities, be on the same terms, the same per share consideration and in the same form as the Transferring Shareholders and notice of such sale or transfer shall include, among other things, a description of any non-cash consideration; provided, further, that in connection with a Tag-Along Transaction, (i) the Tagging Holders shall only be required to make certain customary representations and warranties, on a several and not joint basis, as described in the New Articles of Association, and (ii) any indemnity and participation in any escrow to be provided in such Tag-Along Transaction shall be pro rata and not exceed the amount of proceeds payable to such Tagging Holder in connection with such Tag-Along Transaction (other than, in the case of an indemnity, on account of such Tagging Holder’s own fraud).

Sale Provisions

In addition to a Drag-Along Sale described above, under Irish law where at least 80% of a company’s ordinary shares are acquired pursuant to a tender offer, the buyer may acquire the remaining ordinary shares on the same terms under a statutory squeeze-out procedure. In an acquisition effected by a scheme of arrangement under Irish law, 100% of the ordinary shares of a company may be acquired following a shareholder resolution approved by at least a majority in number of the registered shareholders representing 75% of votes cast and approved by the Irish High Court.

The New Articles of Association provide that Company Shareholder(s) collectively owning a majority of the New Common Equity (excluding equity to be issued under the MIP and the CVRs) shall have the right, upon reasonable notice, to require the Company to commence and effect within a reasonable time specified by such Company Shareholder(s) a process to effect a sale of the Company. The Company shall provide the Company Shareholders who have signed a Confidentiality Agreement with regular updates of the sale process and prompt notice of any material developments of such process.

Information Rights Deed

The New Articles of Association provide for execution of the Information Rights Deed as described in Item 1.01 above.

The foregoing description of the New Articles of Association does not purport to be complete and is qualified in its entirety by reference to the New Articles of Association, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Prior Articles of Association does not purport to be complete and is qualified in its entirety by reference to the Prior Articles of Association, which are filed as Exhibit 3.2 to Mallinckrodt’s Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on March 3, 2023, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with its emergence from the Chapter 11 Cases and the Irish examinership proceedings, Mallinckrodt issued a press release on the Effective Date, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 8.01.	Other Events.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the emergence from the Chapter 11 Cases on Mallinckrodt’s and its subsidiaries’ liquidity, results of operations and businesses; the comparability of Mallinckrodt’s post-emergence financial results to its historical results and the projections filed with the Bankruptcy Court; changes in Mallinckrodt’s business strategy and performance, including as a result of changes to Mallinckrodt’s post-emergence board of directors and/or management; tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; Mallinckrodt’s repurchases of debt securities; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following emergence from, the Chapter 11 Cases, as well as perceptions of Mallinckrodt’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and Mallinckrodt’s ability to continue as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel following emergence from the Chapter 11 Cases; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; actions taken by third parties, including Mallinckrodt’s creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 29, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1	First Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates, dated September 29, 2023 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed October 10, 2023).
3.1	Memorandum and Articles of Association of Mallinckrodt plc.
4.1	Indenture, dated as of November 14, 2023, by and among the Issuers, the Guarantors, Wilmington Savings Fund Society, FSB, as first lien trustee, and Acquiom Agency Services LLC, as Collateral Agent.
4.2	Form of 14.750% senior secured first lien notes due 2028 (included in Exhibit 4.1).
10.1	Contingent Value Right Agreement, dated as of November 14, 2023, by and among the Company and the Opioid Master Disbursement Trust II.
10.2	Registration Rights Agreement, dated as of November 14, 2023, by and among the Company and the initial holders identified therein.
10.3	Deed Poll Relating to the Information Rights of Members of Mallinckrodt plc, dated November 14, 2023.
10.4	Credit Agreement, dated as of November 14, 2023, by and among the Issuers, the Company, the lenders party thereto from time to time, Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents, and Acquiom Agency Services LLC, as Collateral Agent.
10.5	Form of First Lien Intercreditor Agreement, dated as of November 14, 2023, by and among the Issuers, the Company, the other grantors from time to time party thereto, Acquiom Agency Services LLC, as Collateral Agent and as credit agreement authorized representative, Wilmington Savings Fund Society, FSB, as initial additional authorized representative, and each additional authorized representative from time to time party thereto.
99.1	Press Release, dated November 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: November 15, 2023